NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS FIRST QUARTER EARNINGS FOR 2019

HARRISBURG, PA, May 3, 2019 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months ended March 31, 2019. Riverview reported a net loss of $687 thousand, or $(0.08) per basic and diluted weighted average common share, for the first quarter of 2019, compared to net income of $2.8 million, or $0.31 per basic and diluted weighted average common share, for the first quarter of 2018.

The results for the first three months ended March 31, 2019 included the recognition of a nonrecurring executive separation pre-tax expense totaling $2.2 million, which primarily contributed to the first quarter net loss. The year over year decline was also due to the recognition of lower loan interest income resulting from a decline in loan balances due to anticipated merger related attrition throughout 2018, including payoffs of acquired purchase credit impaired and certain risk related loans and steadfast adherence to both credit quality underwriting standards and pricing discipline.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Book value per share and tangible book value per share increased $0.47 or 3.94% and $0.58 or 6.63%, respectively, at March 31, 2019, compared to the same period last year.

•

Tax-equivalent net interest margin was to 3.86% in the first quarter of 2019 compared to 4.38% for the same period last year. Tax-equivalent net interest margin, excluding the impact of purchase accounting, improved to 3.67% in the first quarter of 2019 compared to 3.62% for the same period last year.

•

Continued strength in asset quality as nonperforming assets as a percentage of loans, net and other real estate owned was 0.68% at the end of the first quarter of 2019, an improvement from 0.81% at December 31, 2018 and 0.90% at March 31, 2018.

•	Riverview incurred a pre-tax nonrecurring expense of $2.2 million in the first quarter of 2019 associated with a separation agreement of a contract employee.

“While recording a net operating loss in the first quarter of 2019 is the result of recognizing nonrecurring expenses primarily associated with an executive separation agreement, management’s focus on core results and the need to take advantage of our current scale through improved operating efficiencies is unwavering”, said Brett D. Fulk, President and Chief Executive Officer. “In addition to the anticipated cost savings associated with the separation of service with the aforementioned executive, we have initiated specific strategic measures to enhance noninterest income, improve operating efficiencies and increase interest income. One such initiative was the closure of two offices with successful transition of customers to nearby offices during the first quarter of 2019. With respect to interest income, we anticipate loan growth opportunities through the addition of several experienced commercial relationship managers resulting from ongoing market disruption, chiefly among our largest competitors. Additionally, we continue to analyze and take action with respect to our delivery system by repositioning our branch footprint to markets with greater growth and profitability potential. Lastly, we have identified or developed a number of new products and services that will be introduced throughout 2019, all with demonstrated ability to either enhance revenue or decrease expenses. In closing, management recognizes the need to address efficiencies, maintain expense discipline, while continuing to grow our balance sheet in a measured, profitable manner. There is no higher priority in our company at the present time than positioning Riverview Financial Corporation to capitalize on our current scale for the purpose of enhancing shareholder value,” concluded Fulk.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended March 31, decreased $1,663 thousand to $9,830 thousand in 2019 from $11,493 thousand in 2018. The decrease in tax-equivalent net interest income was primarily attributable to the decline in loan balances and the realization of lower levels of loan accretion from purchase accounting marks. The tax-equivalent net interest margin for the three months ended March 31, 2019, decreased to 3.86% from 4.38% for the comparable period of 2018. The tax-equivalent yield on earnings assets was 4.73% and the cost of funds was 1.06% in the first quarter of 2019. The tax-equivalent yield on the loan portfolio decreased to 5.02% in 2019 compared to 5.38% in 2018. The tax-equivalent net interest margin excluding the loan accretion would have been 3.67% in the first three months of 2019 compared to 3.62% for the same period last year. Investments yielded 3.10% on a tax-equivalent basis in the first quarter of 2019 compared to 2.74% for the same period last year. For the three months ended March 31, the cost of deposits increased 29 basis points to 1.01% in 2019 from 0.72% in 2018. Loans, net averaged $886.8 million in 2019 and $945.7 million in 2018. Average investments totaled $108.3 million in 2019 and $92.8 million in 2018. Average interest-bearing liabilities decreased to $842.6 million in 2019 from $896.5 million in 2018.

The provision for loan losses totaled $583 thousand for the quarter ended March 31, 2019, compared to $390 thousand in 2018. Management does not believe this increase to be a reflection of rising systemic risk within the loan portfolio.

For the quarter ended March 31, noninterest income totaled $1,811 thousand in 2019, a decrease of $142 thousand from $1,953 thousand in 2018. The overall reduction was primarily driven by decreases in service charges, fees and commission of $175 thousand, and mortgage banking income of $64 thousand. Service charge income realized a decrease in NSF and overdraft income, while mortgage banking income decreased due to higher mortgage origination rates and normal seasonal stagnation. Positive increases were made in both trust and wealth management as income for the first quarter of 2019 increased by $50 thousand and $93 thousand, respectively, when compared against the first quarter of 2018. Additionally, net losses on the sale of investment securities of $42 thousand were recognized in the first quarter of 2019 in order to dispose of certain investments with low yields and higher risk characteristics.

Noninterest expense increased $2,428 thousand, or 25.5%, to $11,964 thousand for the three months ended March 31, 2019, from $9,536 thousand for the same period last year. The increase was primarily due to $2.2 million in nonrecurring expense from an executive separation agreement. The net cost of operation of other real estate owned was $127 thousand for the first quarter of 2019 versus $(1) thousand in the first quarter of 2018. Other expenses increased $172 thousand, or 6.0% to $3,044 thousand for the first quarter of 2019 from $2,872 thousand for the same period last year. Offsets to the overall increase in noninterest expense were realized through reduced costs in net occupancy and equipment of $33 thousand, and in the amortization expense of intangible assets of $27 thousand when comparing the first quarter of 2019 to the first quarter of 2018.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.1 billion, $878.1 million, and $1.0 billion, respectively, at March 31, 2019. For the three months ended March 31, 2019, total assets increased $1.1 million while loans, net and deposits decreased $15.1 million and $3.6 million, respectively. Business lending, including commercial and commercial real estate loans decreased $11.5 million while retail lending, including residential mortgages and consumer loans decreased $7.3 million during the three months ended March 31, 2019. Offsetting the declines for the same period were increases of $3.7 million in construction lending. Loan originations during the first quarter of 2019 represented a more moderate pace as compared to 2018 as management has continued its emphasize on strong credit quality underwriting standards and pricing discipline. Total investments were $100.7 million at March 31, 2019, compared to $104.7 million at December 31, 2018. Total deposits decreased $3.6 million in 2019 since year-end 2018. Noninterest-bearing deposits increased $2.3 million, while interest-bearing deposits decreased $5.9 million during the first three months of 2019. As a percentage of total deposits, noninterest-bearing deposits amounted to 16.5% at March 31, 2019 and 16.2% at December 31, 2018.

Stockholders’ equity totaled $113.5 million, or $12.40 per share, at March 31, 2019, as compared with $113.9 million, or $12.49 per common share, at December 31, 2018. The decrease in equity in the three months ended March 31, 2019 was a result primarily of a net loss of $687 thousand and dividends declared of $915 thousand, offset partially by a reduction of $841 million in the accumulated other comprehensive loss. A net increase of $341 thousand was realized in common stock and related surplus through the issuance of shares through shareholder and employee issuance and option plans. Tangible stockholders’ equity per common share decreased to $9.33 at March 31, 2019, compared to $9.39 at December 31, 2018.

ASSET QUALITY REVIEW

Nonperforming assets were $6.0 million, or 0.68% of loans, net and foreclosed assets at March 31, 2019 compared to $7.2 million or 0.81% at December 31, 2018. Adjusting for accruing restructured loans, nonperforming assets were $3.2 million, or 0.37% of loans, net and foreclosed assets at March 31, 2019, and $4.3 million, or 0.48%, at December 31, 2018. The allowance for loan losses equaled $6.5 million, or 0.74%, of loans, net at March 31, 2019, compared to $6.3 million, or 0.71%, at December 31, 2018. Adding accounting marks for purchased credit impaired loans to the allowance for loan losses would result in a ratio of 1.14% as a percentage of loans, net at March 31, 2019. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 108.9% at March 31, 2019 versus 88.1% at December 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 201.1% at March 31, 2019. Loans charged-off, net of recoveries, for the three months ended March 31, 2019, equaled $445 thousand, compared to $181 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 28 community banking offices and four limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three months ended March 31, 2019 and 2018, contain items which Riverview considers non-Core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018
Key performance data:

Per common share data:
Net income (loss)	$(0.08)	$0.27	$0.30	$0.31	$0.31
Core net income (1)	$0.12	$0.27	$0.31	$0.31	$0.35
Cash dividends declared	$0.10	$0.10	$0.10	$0.10	$0.00
Book value	$12.40	$12.49	$12.30	$12.15	$11.93
Tangible book value (1)	$9.33	$9.39	$9.17	$8.99	$8.75
Market value:
High	$13.00	$14.29	$14.40	$12.75	$13.85
Low	$10.90	$10.11	$12.56	$11.85	$12.31
Closing	$11.50	$10.90	$13.60	$12.65	$12.31
Market capitalization	$105,278	$99,425	$123,905	$115,052	$111,827
Common shares outstanding	9,154,599	9,121,555	9,110,676	9,094,986	9,084,277

Selected ratios:

Return on average stockholders’ equity	(2.46)%	8.64%	9.89%	10.17%	10.59%

Core return on average stockholders’ equity (1)	3.93%	8.78%	10.01%	10.13%	11.88%

Return on average tangible stockholders’ equity (1)	(3.27)%	11.52%	13.29%	13.78%	14.50%

Core return on average tangible stockholders’ equity (1)	5.23%	11.70%	13.45%	13.73%	16.27%

Return on average assets	(0.25)%	0.86%	0.96%	0.97%	0.98%

Core return on average assets (1)	0.39%	0.87%	0.97%	0.96%	1.10%

Stockholders’ equity to total assets	9.97%	10.01%	9.69%	9.59%	9.26%

Efficiency ratio (2)	100.74%	76.11%	69.89%	71.46%	69.28%

Nonperforming assets to loans, net, and foreclosed assets	0.68%	0.81%	0.91%	0.89%	0.90%

Net charge-offs to average loans, net	0.20%	0.05%	0.07%	0.05%	0.08%

Allowance for loan losses to loans, net	0.74%	0.71%	0.71%	0.68%	0.70%

Earning assets yield (FTE) (3)	4.73%	5.13%	4.93%	4.67%	5.05%

Cost of funds	1.06%	1.02%	0.96%	0.89%	0.80%

Net interest spread (FTE) (3)	3.67%	4.11%	3.97%	3.78%	4.25%

Net interest margin (FTE) (3)	3.86%	4.30%	4.15%	3.94%	4.38%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three Months Ended	Mar 31 2019	Mar 31 2018

Interest income:
Interest and fees on loans:
Taxable	$10,688	$12,241
Tax-exempt	230	234
Interest and dividends on investment securities:
Taxable	740	523
Tax-exempt	69	82
Dividends
Interest on interest-bearing deposits in other banks	231	79
Interest on federal funds sold		10
Total interest income	11,958	13,169

Interest expense:
Interest on deposits	2,073	1,554
Interest on short-term borrowings		30
Interest on long-term debt	134	176
Total interest expense	2,207	1,760
Net interest income	9,751	11,409
Provision for loan losses	583	390
Net interest income after provision for loan losses	9,168	11,019

Noninterest income:
Service charges, fees and commissions	1,053	1,228
Commissions and fees on fiduciary activities	260	210
Wealth management income	247	154
Mortgage banking income	106	170
Life insurance investment income	187	191
Net gain (loss) on sale of investment securities available-for-sale	(42)
Total noninterest income	1,811	1,953

Noninterest expense:
Salaries and employee benefits expense	7,510	5,322
Net occupancy and equipment expense	1,089	1,122
Amortization of intangible assets	194	221
Net cost (benefit) of operation of other real estate owned	127	(1)
Other expenses	3,044	2,872
Total noninterest expense	11,964	9,536
Income (loss) before income taxes	(985)	3,436
Income tax expense (benefit)	(298)	625
Net income (loss)	$(687)	$2,811
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,023	$(1,075)
Reclassification adjustment for (gain) loss included in net income	42
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	224	(225)
Other comprehensive income (loss), net of income taxes	841	(850)
Comprehensive income (loss)	$154	$1,961

Per common share data:
Net income (loss):
Basic	$(0.08)	$0.31
Diluted	$(0.08)	$0.31
Average common shares outstanding:
Basic	9,143,316	9,079,043
Diluted	9,143,316	9,137,706
Cash dividends declared	$0.10	$0.00

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018

Interest income:
Interest and fees on loans:
Taxable	$10,688	$12,309	$11,957	$11,226	$12,241
Tax-exempt	230	231	230	235	234
Interest and dividends on investment securities available-for-sale:
Taxable	740	660	551	542	523
Tax-exempt	69	77	80	81	82
Dividends
Interest on interest-bearing deposits in other banks	231	214	181	101	79
Interest on federal funds sold				10	10
Total interest income	11,958	13,491	12,999	12,195	13,169

Interest expense:
Interest on deposits	2,073	2,027	1,885	1,723	1,554
Interest on short-term borrowings					30
Interest on long-term debt	134	184	194	192	176
Total interest expense	2,207	2,211	2,079	1,915	1,760
Net interest income	9,751	11,280	10,920	10,280	11,409
Provision for loan losses	583		225		390
Net interest income after provision for loan losses	9,168	11,280	10,695	10,280	11,019

Noninterest income:
Service charges, fees and commissions	1,053	1,551	1,267	1,651	1,228
Commissions and fees on fiduciary activities	260	244	226	235	210
Wealth management income	247	239	199	219	154
Mortgage banking income	106	114	168	189	170
Life insurance investment income	187	192	194	199	191
Net gain (loss) on sale of investment securities available-for-sale	(42)			40
Total noninterest income	1,811	2,340	2,054	2,533	1,953

Noninterest expense:
Salaries and employee benefits expense	7,510	6,489	5,032	5,221	5,322
Net occupancy and equipment expense	1,089	1,011	1,008	1,012	1,122
Amortization of intangible assets	194	212	215	220	221
Net cost (benefit) of operation of other real estate owned	127	18	29	2	(1)
Other expenses	3,044	2,910	3,057	2,953	2,872
Total noninterest expense	11,964	10,640	9,341	9,408	9,536
Income (loss) before income taxes	(985)	2,980	3,408	3,405	3,436
Income tax expense (benefit)	(298)	508	620	618	625
Net income (loss)	$(687)	$2,472	$2,788	$2,787	$2,811

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,023	$527	$(576)	$112	$(1,075)
Reclassification adjustment for (gain) loss included in net income	42			(40)
Change in pension liability		(265)
Income tax expense (benefit) related to other comprehensive income (loss)	224	54	(121)	15	(225)
Other comprehensive income (loss), net of income taxes	841	208	(455)	57	(850)
Comprehensive income (loss)	$154	$2,680	$2,333	$2,844	$1,961

Per common share data:
Net income (loss):
Basic	$(0.08)	$0.27	$0.30	$0.31	$0.31
Diluted	$(0.08)	$0.27	$0.30	$0.31	$0.31
Average common shares outstanding:
Basic	9,143,316	9,115,450	9,100,616	9,089,011	9,079,043
Diluted	9,143,316	9,163,855	9,156,931	9,134,248	9,137,706
Cash dividends declared	$0.10	$0.10	$0.10	$0.10	$0.00

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018

Net interest income:
Interest income
Loans, net:
Taxable	$10,688	$12,309	$11,957	$11,226	$12,241
Tax-exempt	291	292	291	298	296
Total loans, net	10,979	12,601	12,248	11,524	12,537
Investments:
Taxable	740	660	551	542	523
Tax-exempt	87	97	102	102	104
Total investments	827	757	653	644	627
Interest on interest-bearing balances in other banks	231	214	181	101	79
Federal funds sold				10	10
Total interest income	12,037	13,572	13,082	12,279	13,253
Interest expense:
Deposits	2,073	2,027	1,885	1,723	1,554
Short-term borrowings					30
Long-term debt	134	184	194	192	176
Total interest expense	2,207	2,211	2,079	1,915	1,760
Net interest income	$9,830	$11,361	$11,003	$10,364	$11,493

Yields on earning assets:
Loans, net:
Taxable	5.09%	5.60%	5.32%	5.02%	5.46%
Tax-exempt	3.34%	3.26%	3.25%	3.29%	3.23%
Total loans, net	5.02%	5.51%	5.24%	4.95%	5.38%
Investments:
Taxable	3.09%	3.00%	2.82%	2.82%	2.76%
Tax-exempt	3.15%	2.92%	2.83%	2.77%	2.66%
Total investments	3.10%	2.99%	2.82%	2.81%	2.74%
Interest-bearing balances with banks	2.54%	2.08%	2.14%	1.50%	1.36%
Federal funds sold				1.56%	1.55%
Total earning assets	4.73%	5.13%	4.93%	4.67%	5.05%
Costs of interest-bearing liabilities:
Deposits	1.01%	0.95%	0.88%	0.81%	0.72%
Short-term borrowings					1.67%
Long-term debt	7.87%	5.95%	5.89%	5.87%	5.41%
Total interest-bearing liabilities	1.06%	1.02%	0.96%	0.89%	0.80%
Net interest spread	3.67%	4.11%	3.97%	3.78%	4.25%
Net interest margin	3.86%	4.30%	4.15%	3.94%	4.38%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018

Assets:
Cash and due from banks	$12,278	$16,708	$13,310	$13,139	$14,396
Interest-bearing balances in other banks	55,823	37,108	43,505	23,481	40,724
Federal funds sold					4,729
Investment securities available-for-sale	100,684	104,677	97,102	87,908	88,773
Loans held for sale	695	637	598	873	610
Loans, net	878,070	893,184	915,529	939,887	934,190
Less: allowance for loan losses	6,486	6,348	6,472	6,401	6,515
Net loans	871,584	886,836	909,057	933,486	927,675
Premises and equipment, net	18,355	18,208	18,427	18,542	18,714
Accrued interest receivable	3,018	3,010	3,066	2,786	2,865
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	3,315	3,509	3,721	3,935	4,155
Other assets	48,206	42,156	43,193	42,900	43,771
Total assets	$1,138,712	$1,137,603	$1,156,733	$1,151,804	$1,171,166

Liabilities:
Deposits:
Noninterest-bearing	$164,880	$162,574	$162,385	$170,232	$157,011
Interest-bearing	836,149	842,019	858,379	847,490	881,594
Total deposits	1,001,029	1,004,593	1,020,764	1,017,722	1,038,605
Short-term borrowings
Long-term debt	6,912	6,892	13,019	13,091	13,160
Accrued interest payable	475	484	503	449	466
Other liabilities	16,806	11,724	10,416	10,075	10,535
Total liabilities	1,025,222	1,023,693	1,044,702	1,041,337	1,062,766

Stockholders’ equity:
Common stock	101,500	101,134	100,999	100,790	100,660
Capital surplus	307	332	356	424	422
Retained earnings	13,461	15,063	13,503	11,625	9,747
Accumulated other comprehensive income (loss)	(1,778)	(2,619)	(2,827)	(2,372)	(2,429)
Total stockholders’ equity	113,490	113,910	112,031	110,467	108,400
Total liabilities and stockholders’ equity	$1,138,712	$1,137,603	$1,156,733	$1,151,804	$1,171,166

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018

Assets:
Loans, net:
Taxable	$851,515	$872,615	$891,455	$897,085	$908,574
Tax-exempt	35,298	35,501	35,478	36,374	37,153
Total loans, net	886,813	908,116	926,933	933,459	945,727
Investments:
Taxable	97,041	87,249	77,573	77,061	76,952
Tax-exempt	11,215	13,198	14,288	14,784	15,836
Total investments	108,256	100,447	91,861	91,845	92,788
Interest-bearing balances with banks	36,953	40,787	33,553	27,067	23,607
Federal funds sold				2,568	2,617
Total earning assets	1,032,022	1,049,350	1,052,347	1,054,939	1,064,739
Other assets	97,628	95,000	97,377	99,492	98,503
Total assets	$1,129,650	$1,144,350	$1,149,724	$1,154,431	$1,163,242

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$835,687	$847,867	$850,492	$853,986	$875,985
Noninterest-bearing	156,735	159,758	163,142	166,828	149,123
Total deposits	992,422	1,007,625	1,013,634	1,020,814	1,025,108
Short-term borrowings					7,297
Long-term debt	6,902	12,268	13,060	13,124	13,205
Other liabilities	17,006	10,973	11,208	10,573	9,996
Total liabilities	1,016,330	1,030,866	1,037,902	1,044,511	1,055,606
Stockholders’ equity	113,320	113,484	111,822	109,920	107,636
Total liabilities and stockholders’ equity	$1,129,650	$1,144,350	$1,149,724	$1,154,431	$1,163,242

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018

At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,643	$2,729	$2,780	$2,070	$2,629
Accruing restructured loans	2,731	2,913	4,663	4,693	5,310
Accruing loans past due 90 days or more	122	839	225	1,536	393
Foreclosed assets	461	721	668	90	92
Total nonperforming assets	$5,957	$7,202	$8,336	$8,389	$8,424

Three months ended:
Allowance for loan losses:
Beginning balance	$6,348	$6,472	$6,401	$6,515	$6,306
Charge-offs	520	166	189	166	226
Recoveries	75	42	35	52	45
Provision for loan losses	583		225		390
Ending balance	$6,486	$6,348	$6,472	$6,401	$6,515

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018
Core net income (loss) per common share:
Net income (loss)	$(687)	$2,472	$2,788	$2,787	$2,811
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(33)			32
Add: Acquisition related expenses, net of tax		39	34	22	342
Add: Executive severance payout	1,752
Net income (loss) Core	$1,098	$2,511	$2,822	$2,777	$3,153

Average common shares outstanding	9,143,316	9,115,450	9,100,616	9,089,011	9,079,043
Core net income (loss) per common share	$0.12	$0.27	$0.31	$0.31	$0.35

Tangible book value:
Total stockholders’ equity	$113,490	$113,910	$112,031	$110,467	$108,400
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	3,315	3,509	3,721	3,935	4,155
Total tangible stockholders’ equity	$85,421	$85,647	$83,556	$81,778	$79,491

Common shares outstanding	9,154,599	9,112,555	9,110,676	9,094,986	9,084,277
Tangible book value per share	$9.33	$9.39	$9.17	$8.99	$8.75

Core return on average stockholders’ equity:
Net income (loss) GAAP	$(687)	$2,472	$2,788	$2,787	$2,811
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(33)			32
Add: Acquisition related expenses, net of tax		39	34	22	342
Add: Executive separation expense, net of tax	1,752
Net income (loss) Core	$1,098	$2,511	$2,822	$2,777	$3,153

Average stockholders’ equity	$113,320	$113,484	$111,822	$109,920	$107,636
Core return on average stockholders’ equity	3.93%	8.78%	10.01%	10.13%	11.88%

Return on average tangible equity:
Net income (loss) GAAP	$(687)	$2,472	$2,788	$2,787	$2,811

Average stockholders’ equity	$113,320	$113,484	$111,822	$109,920	$107,636
Less: average intangibles	28,164	28,365	28,578	28,800	29,021
Average tangible stockholders’ equity	$85,156	$85,119	$83,244	$81,120	$78,615

Return on average tangible stockholders’ equity	(3.27)%	11.52%	13.29%	13.78%	14.50%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$(687)	$2,472	$2,788	$2,787	$2,811
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(33)			32
Add: Acquisition related expenses, net of tax		39	34	22	342
Add: Executive separation expense, net of tax	1,752
Net income (loss) Core	$1,098	$2,511	$2,822	$2,777	$3,153

Average stockholders’ equity	$113,320	$113,484	$111,822	$109,920	$107,636
Less: average intangibles	28,164	28,365	28,578	28,800	29,021
Average tangible stockholders’ equity	$85,156	$85,119	$83,244	$81,120	$78,615

Core return on average tangible stockholders’ equity	5.23%	11.70%	13.45%	13.73%	16.27%

Core return on average assets:
Net income (loss) GAAP	$(687)	$2,472	$2,788	$2,787	$2,811
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	(33)			32
Add: Acquisition related expenses, net of tax		39	34	22	342
Add: Executive separation expense, net of tax	1,752
Net income (loss) Core	$1,098	$2,511	$2,822	$2,777	$3,153

Average assets	$1,129,650	$1,144,350	$1,149,724	$1,154,431	$1,163,242
Core return on average assets	0.39%	0.87%	0.97%	0.96%	1.10%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31 2019	Mar 31 2018
Three months ended:

Core net income per common share:
Net income (loss)	$(687)	$2,811
Adjustments:
Less: Gains on sale of investment securities, net of tax	(33)
Add: Acquisition related expenses, net of tax		342
Add: Executive severance payout	1,752
Net income (loss) Core	$1,098	$3,153

Average common shares outstanding	9,143,316	9,079,043

Core net income (loss) per common share	$0.12	$0.35